Exhibit 99.1

MID PENN BANCORP, INC.

Mid-Atlantic Custom Peer Group

Company	City	State	Company	City	State
1st Colonial Bancorp, Inc.	Collingswood	NJ	Community First Bancorp, Inc.	Reynoldsville	PA
1st Constitution Bancorp	Cranbury	NJ	Community National Bank	Great Neck	NY
1st Summit Bancorp of Johnstown, Inc.	Johnstown	PA	Community Partners Bancorp	Middletown	NJ
Absecon Bancorp	Absecon	NJ	Cornerstone Financial Corp.	Mount Laurel	NJ
ACNB Corporation	Gettysburg	PA	Country Bank Holding Company, Inc.	New York	NY
Adirondack Trust Company	Saratoga Springs	NY	County First Bank	La Plata	MD
Allegheny Valley Bancorp, Inc.	Pittsburgh	PA	Damascus Community Bank	Damascus	MD
Allegiance Bank of North America	Bala Cynwyd	PA	Delanco Bancorp, Inc. (MHC)	Delanco	NJ
Alliance Bancorp, Inc. of Pennsylvania (MHC)	Broomall	PA	Delaware Bancshares, Inc.	Walton	NY
American Bank Holdings, Inc.	Greenbelt	MD	Delhi Bank Corp.	Delhi	NY
American Bank Incorporated	Allentown	PA	Delmar Bancorp	Delmar	MD
AmeriServ Financial, Inc.	Johnstown	PA	Dimeco, Inc.	Honesdale	PA
Annapolis Bancorp, Inc.	Annapolis	MD	DNB Financial Corporation	Downingtown	PA
Apollo Bancorp, Inc.	Apollo	PA	Eagle National Bancorp, Inc.	Upper Darby	PA
Ballston Spa Bancorp, Inc.	Ballston Spa	NY	Easton Bancorp, Inc.	Easton	MD
Bancorp of New Jersey, Inc.	Fort Lee	NJ	Elmer Bancorp, Inc.	Elmer	NJ
Bank of Akron	Akron	NY	Elmira Savings Bank, FSB	Elmira	NY
Bank of Utica	Utica	NY	Emclaire Financial Corp.	Emlenton	PA
Bay National Corporation	Lutherville	MD	Empire National Bank	Islandia	NY
BCB Bancorp, Inc.	Bayonne	NJ	ENB Financial Corp.	Ephrata	PA
BCSB Bancorp, Inc.	Baltimore	MD	Enterprise Financial Services Group, Inc	Allison Park	PA
Berkshire Bancorp Inc.	New York	NY	Enterprise National Bank N.J.	Kenilworth	NJ
Bridge Bancorp, Inc.	Bridgehampton	NY	ES Bancshares, Inc.	Newburgh	NY
Brooklyn Federal Bancorp, Inc. (MHC)	Brooklyn	NY	Eureka Financial Corporation (MHC)	Pittsburgh	PA
Brunswick Bancorp	New Brunswick	NJ	Evans Bancorp, Inc.	Hamburg	NY
BV Financial, Inc. (MHC)	Baltimore	MD	Farmers and Merchants Bank	Upperco	MD
Calvin B. Taylor Bankshares, Inc.	Berlin	MD	FedFirst Financial Corporation (MHC)	Monessen	PA
Carrollton Bancorp	Columbia	MD	Fidelity Bancorp, Inc.	Pittsburgh	PA
Carver Bancorp, Inc.	New York	NY	Fidelity D & D Bancorp, Inc.	Dunmore	PA
CB Financial Corp	Rehoboth Beach	DE	First Bank	Williamstown	NJ
CB Financial Services, Inc.	Carmichaels	PA	First Bank of Delaware	Wilmington	DE
CBT Financial Corporation	Clearfield	PA	First Community Financial Corporation	Mifflintown	PA
CCFNB Bancorp, Inc.	Bloomsburg	PA	First Keystone Corporation	Berwick	PA
Cecil Bancorp, Inc.	Elkton	MD	First Keystone Financial, Inc.	Media	PA
Central Jersey Bancorp	Oakhurst	NJ	First National Bank of Groton	Groton	NY
Chemung Financial Corporation	Elmira	NY	First Resource Bank	Exton	PA
Chesapeake Bancorp	Chestertown	MD	First Star Bancorp, Inc.	Bethlehem	PA
Citizens Financial Services, Inc.	Mansfield	PA	First State Bank	Cranford	NJ
Citizens National Bank of Meyersdale	Meyersdale	PA	Flatbush Federal Bancorp, Inc. (MHC)	Brooklyn	NY
Clarion County Community Bank	Clarion	PA	Fleetwood Bank Corporation	Fleetwood	PA
CMS Bancorp, Inc.	White Plains	NY	FNB Bancorp, Inc.	Newtown	PA
Codorus Valley Bancorp, Inc.	York	PA	FNBM Financial Corporation	Minersville	PA
Colonial Bankshares, Inc. (MHC)	Vineland	NJ	FNBPA Bancorp, Inc.	Port Allegany	PA
Comm Bancorp, Inc.	Clarks Summit	PA	Fort Orange Financial Corp.	Albany	NY
CommerceFirst Bancorp, Inc.	Annapolis	MD	Franklin Financial Services Corporation	Chambersburg	PA
Commercial National Financial Corporation	Latrobe	PA	Frederick County Bancorp, Inc.	Frederick	MD
Community Bank of Bergen County	Maywood	NJ	FSB Community Bankshares, Inc. (MHC)	Fairport	NY
Community Bankers' Corporation	Marion Center	PA	Glen Burnie Bancorp	Glen Burnie	MD

Exhibit 99.1 (continued)

MID PENN BANCORP, INC.

Mid-Atlantic Custom Peer Group (continued)

Company	City	State	Company	City	State
Glenville Bank Holding Company, Inc.	Scotia	NY	Neffs Bancorp, Inc.	Neffs	PA
GNB Financial Services, Inc.	Gratz	PA	New Century Bank	Phoenixville	PA
Gotham Bank of New York	New York	NY	New Jersey Community Bank	Freehold	NJ
Gouverneur Bancorp, Inc. (MHC)	Gouverneur	NY	New Millennium Bank	New Brunswick	NJ
Greater Hudson Bank, National Association	Middletown	NY	New Tripoli Bancorp, Inc.	New Tripoli	PA
Greene County Bancorp, Inc. (MHC)	Catskill	NY	New Windsor Bancorp, Inc.	New Windsor	MD
Hamlin Bank and Trust Company	Smethport	PA	North Penn Bancorp, Inc.	Scranton	PA
Harbor Bankshares Corporation	Baltimore	MD	Northeast Community Bancorp, Inc. (MHC)	White Plains	NY
Harford Bank	Aberdeen	MD	Northumberland Bancorp	Northumberland	PA
Harleysville Savings Financial Corporation	Harleysville	PA	Norwood Financial Corp.	Honesdale	PA
Harvest Community Bank	Pennsville	NJ	OBA Financial Services, Inc.	Germantown	MD
Herald National Bank	New York	NY	Ocean Shore Holding Co.	Ocean City	NJ
Highlands State Bank	Vernon	NJ	Old Line Bancshares, Inc.	Bowie	MD
Hilltop Community Bancorp, Inc.	Summit	NJ	Oneida Financial Corp. (MHC)	Oneida	NY
Hometown Bancorp, Inc. (MHC)	Walden	NY	Orange County Bancorp, Inc.	Middletown	NY
Honat Bancorp, Inc.	Honesdale	PA	Pamrapo Bancorp, Inc.	Bayonne	NJ
Hopewell Valley Community Bank	Pennington	NJ	Parke Bancorp, Inc.	Sewell	NJ
Howard Bancorp, Inc.	Ellicott City	MD	Pascack Community Bank	Westwood	NJ
IBW Financial Corporation	Washington	DC	Patapsco Bancorp, Inc.	Dundalk	MD
Independence Federal Savings Bank	Washington	DC	Pathfinder Bancorp, Inc. (MHC)	Oswego	NY
Jeffersonville Bancorp	Jeffersonville	NY	Patriot Federal Bank	Canajoharie	NY
Jonestown Bank and Trust	Jonestown	PA	Penn Bancshares, Inc.	Pennsville	NJ
JTNB Bancorp, Inc.	Jim Thorpe	PA	Penns Woods Bancorp, Inc.	Williamsport	PA
Juniata Valley Financial Corp.	Mifflintown	PA	Penseco Financial Services Corporation	Scranton	PA
Kinderhook Bank Corporation	Kinderhook	NY	Peoples Bancorp, Inc.	Chestertown	MD
Kish Bancorp, Inc.	Reedsville	PA	Peoples Financial Services Corp.	Hallstead	PA
Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	Peoples Limited	Wyalusing	PA
Landmark Bancorp, Inc.	Pittston	PA	Polonia Bancorp (MHC)	Huntingdon Valley	PA
Liberty Bell Bank	Evesham	NJ	Prince George’s Federal Savings Bank	Upper Marlboro	MD
Lincoln Park Bancorp (MHC)	Lincoln Park	NJ	Prudential Bancorp, Inc. of PA (MHC)	Philadelphia	PA
Luzerne National Bank Corporation	Luzerne	PA	PSB Holding Corporation	Preston	MD
Lyons Bancorp, Inc.	Lyons	NY	Putnam County National Bank of Carmel	Carmel	NY
Madison National Bancorp Inc.	Hauppauge	NY	QNB Corp.	Quakertown	PA
Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	Quaint Oak Bancorp, Inc.	Southampton	PA
Mainline Bancorp, Inc.	Ebensburg	PA	Regal Bancorp, Inc.	Owings Mills	MD
Malvern Federal Bancorp, Inc. (MHC)	Paoli	PA	Rising Sun Bancorp	Rising Sun	MD
Manor Bank	Manor	PA	Riverview Financial Corporation	Halifax	PA
Mars National Bank	Mars	PA	Roebling Financial Corp, Inc.	Roebling	NJ
Maryland Bankcorp, Inc.	Lexington Park	MD	Rome Bancorp, Inc.	Rome	NY
Mauch Chunk Trust Financial Corp.	Jim Thorpe	PA	Rumson-Fair Haven Bank & Trust Co.	Rumson	NJ
Mercersburg Financial Corporation	Mercersburg	PA	Scottdale Bank & Trust Company	Scottdale	PA
Mid Penn Bancorp, Inc.	Millersburg	PA	SE Financial Corp.	Philadelphia	PA
Mifflinburg Bank & Trust Company	Mifflinburg	PA	Seneca-Cayuga Bancorp, Inc. (MHC)	Seneca Falls	NY
MNB Corporation	Bangor	PA	Severn Bancorp, Inc.	Annapolis	MD
MSB Financial Corp. (MHC)	Millington	NJ	SFSB, Inc. (MHC)	Bel Air	MD
Muncy Bank Financial, Inc.	Muncy	PA	Shore Community Bank	Toms River	NJ
National Bank of Coxsackie	Coxsackie	NY	Solvay Bank Corporation	Solvay	NY
National Capital Bank of Washington	Washington	DC	Somerset Hills Bancorp	Bernardsville	NJ

Exhibit 99.1 (continued)

MID PENN BANCORP, INC.

Mid-Atlantic Custom Peer Group (continued)

Company	City	State
Somerset Trust Holding Company	Somerset	PA
Sterling Banks, Inc.	Mount Laurel	NJ
Steuben Trust Corporation	Hornell	NY
Stewardship Financial Corporation	Midland Park	NJ
Sussex Bancorp	Franklin	NJ
TF Financial Corporation	Newtown	PA
Tri-County Financial Corporation	Waldorf	MD
Turbotville National Bancorp, Inc.	Turbotville	PA
UNB Corporation	Mount Carmel	PA
Union Bancorp, Inc.	Pottsville	PA
Union National Financial Corporation	Lancaster	PA
Unity Bancorp, Inc.	Clinton	NJ
USA Bank	Port Chester	NY
VSB Bancorp, Inc.	Staten Island	NY
Wawel Savings Bank (MHC)	Wallington	NJ
West Milton Bancorp, Inc.	West Milton	PA
Western Liberty Bancorp	New York	NY
Wilber Corporation	Oneonta	NY
William Penn Bancorp, Inc. (MHC)	Levittown	PA
Woodlands Financial Service Company	Williamsport	PA
WSB Holdings, Inc.	Bowie	MD
WVS Financial Corp.	Pittsburgh	PA